Exhibit 99.1

VBI Press Release

VBI Vaccines Partners with the Utah CMV Council to Raise CMV Awareness

CAMBRIDGE, MA (February 12th, 2015) – VBI Vaccines (Nasdaq: VBIV) ("VBI") is pleased to announce its sponsorship support of the Utah CMV Council and the End CMV Silence Gala, a fundraiser being held at the Utah State Capitol Building in Salt Lake City on February 27th, 2015.

Proceeds from the End CMV Silence Gala will be used to fund a statewide advertising campaign that will help promote cytomegalovirus (“CMV”) awareness and prevention.

“Utah, with strong public and private sector support, was the first state to pass legislation designed to improve CMV awareness and screening,” said Jeff Baxter, VBI’s President and CEO. “We admire their leadership in bringing awareness and positive action to this significant public health issue.”

In 2013, Governor Gary Herbert signed Utah House Bill HB0081, establishing a public education program that requires healthcare providers to communicate the dangers of congenital CMV infection to pregnant women. HB0081 also mandates CMV screening for infants suffering from hearing loss.

The Utah CMV Council is a Utah-based non-profit organization dedicated to raising awareness and promoting prevention of CMV. In 2015, using a mix of public funds and private donations, the Utah CMV Council plans to launch an advertising campaign consisting of billboards and public service ads on television, radio, and the internet.

“We believe that every woman deserves to know how CMV could potentially affect her unborn child,” said Annie Culley, the Utah CMV Council President. “Utah, with 17.6 births per 1,000 people, has the highest birth rate in the U.S., making it a key target for our awareness efforts.”

To make a contribution, or to learn more about the Utah CMV Council, visit: http://www.utahcmvcouncil.org/

 VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com

News and Insights: http://www.vbivaccines.com/wire

Investors: http://ir.vbivaccines.com

Company Contact

Jeff Baxter, President and CEO

Phone: (617) 830-3031 x125

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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 VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142